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                                                                     Exhibit 3.4


                           CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             FRAGRANCENET.COM, INC.


                           Pursuant to Section 242 of
                         the General Corporation Law of
                              the State of Delaware

                  FragranceNet.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                  FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting ARTICLE FOURTH of the Certificate of Incorporation in its entirety and substituting in lieu thereof the following:

                         "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is fifty million (50,000,000) shares all of which shall be Common Stock with a par value of $.01 per share."

                  SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval in conformity with the By-Laws of the Corporation and (b) the holders of a majority of the outstanding stock


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of the Corporation entitled to vote thereon having voted to approve such amendment at a meeting of the stockholders.

                  THIRD: The effective time of the amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment shall be as of the date filed by the Secretary of State of the State of Delaware.


                           *         *         *



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                  IN WITNESS WHEREOF, the undersigned has caused its corporate seal to be affixed and this Certificate of Amendment of its Certificate of Incorporation to be executed as of the 30th day of November, 1999.


                                             FRAGRANCENET.COM, INC.

                                             By: /s/ Jason S. Apfel
                                                 -------------------------
                                             Name:  Jason S. Apfel
                                             Title: President



[Corporate Seal]


ATTEST:


/s/ Dennis M. Apfel
-----------------------------
Name:  Dennis M. Apfel
Title: Secretary